UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37386	32-0434238
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor	10105
New York, New York	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.   ☐

Item 8.01.	Other Events.

On July 12, 2022, Fortress Transportation and Infrastructure Investors LLC (“FTAI”) issued a press release announcing that its Board of Directors has set a record date of 5:00 p.m., Eastern Time, on July 21, 2022 (the “Record Date”) for the previously announced spin-off of FTAI Infrastructure LLC (which is expected to convert to a corporation called FTAI Infrastructure Inc. prior to the Distribution (as defined below)), a subsidiary of FTAI (“FTAI Infrastructure”). FTAI will distribute one share of FTAI Infrastructure common stock for each FTAI common share held by FTAI shareholders of record as of the Record Date (the “Distribution”). The Distribution is expected to occur on or about August 1, 2022. The Distribution remains subject to the Securities and Exchange Commission declaring effective FTAI Infrastructure's registration statement on Form 10, which FTAI expects to occur in the coming days.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 12, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 12, 2022	Fortress Transportation and Infrastructure Investors LLC
	By:	/s/ Joseph P. Adams, Jr.
	Name:	Joseph P. Adams, Jr.
	Title:	Chief Executive Officer

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